Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares First Quarter 2019 Dividend of $0.41 Per Share and Announces December 31, 2018 Financial Results

BOSTON — February 28, 2019 — Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company” ) (NYSE: BCSF)  today announced that its Board of Directors has declared a dividend of $0.41 per share for the first quarter of 2019 and announced its financial results for the fourth quarter and year ended December 31, 2018.

“We are pleased with the results our well-diversified portfolio generated during our first quarter as a publicly traded company,” said Michael Ewald, Chief Executive Officer of Bain Capital Specialty Finance, Inc.  “As evidenced by our recent closing of a $350 million credit agreement, we remain focused on identifying attractive marketplace opportunities to drive enhanced shareholder value while continuing to grow our platform in a disciplined and consistent manner.”

QUARTERLY HIGHLIGHTS

•                  The Company announced a dividend of $0.41 per share for the first quarter of 2019 payable to shareholders of record as of March 29, 2019 (1).

•                  Net investment income for the quarter ended December 31, 2018 was $19.8 million or $0.41 per share, which compares to $4.8 million or $0.19 per share for the quarter ended December 31, 2017.

•                  Net asset value per share was $19.46 at December 31, 2018 and the weighted average gross yield of the portfolio was 8.7% (2).

•                  On November 19, 2018, BCSF closed its initial public offering (“IPO”) of 7.5 million shares of common stock at $20.25 per share, which generated gross proceeds of $151.9 million. Shares began trading on the New York Stock Exchange under the symbol “BCSF” on November 15, 2018.

•                  On November 28, 2018 the Board approved the reduction of the Company’s asset coverage requirements to 150% to become effective the earlier or (i) the day following stockholder approval of the reduced asset coverage ratio or (ii) one year after the Board’s approval. At the special stockholder meeting on February 1, 2019, the Company’s stockholders approved the application of the reduced asset coverage, effective February 2, 2019.

•                  As announced on February 19, 2019, the Company entered into a new $350.0 million credit facility with Citibank. Borrowings will bear interest at rate to three-month LIBOR plus 1.60% during the investment period. The interest rate will reset to LIBOR plus 2.60% after the reinvestment period through maturity date, February 19, 2022.

Selected Financial Highlights

(dollar amounts in thousands)	Q4 2018	Q4 2017
Net investment income per share	$0.41	$0.19
Net investment income	$19,774	$4,818
Earnings per share	$(0.21)	$0.28
Dividends declared and payable	$0.41	$0.31

	As of December 31,
(dollar amounts in thousands)	2018	2017
Total fair value of investments	$1,727,806	$831,578
Total assets	1,791,014	988,251
Total net assets	1,001,629	506,963
Net asset value per share	$19.46	$20.30

PORTFOLIO AND INVESTMENT ACTIVITY

•                  For the three months ended December 31, 2018, BCSF invested $451.8 million in 65 portfolio companies across 25 different industries, including investments in the Antares Bain Capital Complete Financing Solution LLC (“ABCS JV”). BCSF had $42.7 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $409.1 million.

(dollar amounts in millions)	Q4 2018	Q4 2017
Investment Fundings	$451.8	$394.7
Sales and Repayments	42.7	49.6
Net Investment Activity	409.1	345.1

•                  As of December 31, 2018, the Company’s investment portfolio had a fair value of $1,727.8 million. As of December 31, 2018, the total portfolio at fair value included ABCS JV’s value of $279.4 million.

•                  As of December 31, 2018 the investment portfolio based on fair value consisted of:

Investment Portfolio at FV	$ in Millions	% of Total
First lien senior secured	$1,058.8	61.3%
First lien last out	27.5	1.6
Second lien senior secured	258.2	14.9
Subordinated debt	39.6	2.3
Corporate bonds	35.0	2.0
Investment vehicle	279.4	16.2
Equity interest	26.5	1.5
Preferred equity	2.8	0.2
Warrants	—	—
Total	$1,727.8	100.0%

•                  As of December 31, 2018, the weighted average gross yield on the investment portfolio was 8.7% (2) and 95.5% of total investments at fair value were in floating rate securities.

•                  As of December 31, 2018, there were no investments on non-accrual status.

FOURTH QUARTER 2018 OPERATING RESULTS

•                  For the three months ended December 31, 2018 and 2017, total investment income was $33.7 million and $10.0 million, respectively. For the year ended December 31, 2018 and 2017, total investment income totaled $99.3 million and $24.6 million, respectively. The increase is attributable to the growth of the investment portfolio due to investment fundings of $451.8 million and $1,168.7 million, respectively for the three and twelve months ended December 31, 2018.

•                  Total expenses before taxes for the three months ended December 31, 2018 and 2017, were $14.0 million and $5.2 million, respectively. For the year ended December 31, 2018 and 2017, total expenses before taxes were $43.4 million and $10.4 million, respectively.

•                  Net investment income after taxes for the three months ended December 31, 2018 was $19.8 million or $0.41 per share, compared with $4.8 million or $0.19 per share for the three months ended December 31, 2017.

•                  During the three months ended December 31, 2018, the Company had net realized and unrealized gain (losses) of $(29.6) million.

•                  Net decrease in net assets resulting from operations for the three months ended December 31, 2018 was ($9.9) million, or ($0.21) per share.

CAPITAL and LIQUIDITY

•                  At December 31, 2018, BCSF had cash and cash equivalents and foreign cash of $15.3 million.

•                  BCSF had total principal debt outstanding of $637.0 million including $271.3 million outstanding in the BCSF Revolving Credit Facility with Goldman Sachs and $365.7 million outstanding of the 2018-1 Notes.

•                  Undrawn capacity in our BCSF Revolving Credit Facility totaled $228.7 million as of December 31, 2018.

•                  The Company retired the Revolving Credit Facility with Sumitomo Mitsui Banking Corporation (“SMBC”) Facility as a result of the November 15, 2018 initial public offering of BCSF.

•                  As announced on February 19, 2019, the Company entered into a new $350.0 million credit facility with Citibank. Borrowings will bear interest at rate to three-month LIBOR plus 1.60% during the reinvestment period, the period from the closing date until February 19, 2020. The interest rate will reset to LIBOR plus 2.60% after the reinvestment period through maturity date, February 19, 2022.

•                  For the three months ended December 31, 2018, the weighted average interest rate on debt outstanding was 4.5%.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 5:30 p.m. Eastern Time on February 28, 2019. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•                  Domestic: 1-877-407-4018

•                  International: 1-201-689-8471

•                  Conference ID: 13687167

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 7, 2019 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•                  Domestic: 1-844-512-2921

•                  International: 1-412-317-6671

•                  Conference ID: 13687167

ENDNOTES

(1)         The $0.41 per share dividend is payable on April 12, 2019 to holders of record as of March 29, 2019.

(2)         Information through December 31, 2018. Computed for debt investments based upon the annual interest rate as of December 31, 2018, divided by the total par amount of investments. For investments with floating interest rates, the yield calculation is computed using the contract rate data as of December 31, 2018. Weighted average yield for the Company’s Equity Interest in ABCS (Antares Bain Capital Complete Financing Solution LLC) represents the weighted average levered yield of the Company’s proportionate investment in ABCS at December 31, 2018. Weighted average yield for Equity Interest in ABCS is computed based upon the sum of (i) the weighted average of the interest rate of investments held by ABCS less (ii) the weighted average interest rate of the ABCS Facility, divided by the Company’s par amount in ABCS. Total weighted average gross yield is the weighted average of the yields of the Company’s debt investments and its Equity Interest in ABCS. The weighted average gross yield does not represent the total return to our stockholders. Gross yield does not reflect fees and expenses of the Company and does not represent the return a stockholder would receive.  If fees and expenses were included in the calculation, the yield would be lower.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

	As of	As of
	December 31, 2018	December 31, 2017
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,449,749,445 and $633,645,701, respectively)	$1,422,837,431	$643,067,956
Controlled affiliate investment (amortized cost of $296,647,530 and $187,617,223, respectively)	298,248,240	188,510,115
Non-controlled/affiliate investment (amortized cost of $6,720,000 and $0, respectively)	6,720,000	—
Cash and cash equivalents	14,692,877	139,506,289
Foreign cash (cost of $588,622 and $1,383,845, respectively)	591,113	1,411,855
Restricted Cash	17,986,541	—
Collateral on forward currency exchange contracts	3,790	4,421,968
Deferred financing costs	4,017,802	5,808,726
Interest receivable on investments	6,250,621	2,888,847
Prepaid insurance	1,517	137,785
Receivable for sales and paydowns of investments	1,633,739	2,497,769
Unrealized appreciation on forward currency exchange contracts	9,321,758	—
Dividend receivable	8,708,670	—
Total Assets	$1,791,014,099	$988,251,310

Liabilities
Revolving credit facilities	$271,264,902	$451,000,000
2018-1 Notes (net of unamortized debt issuance costs of $2,040,320 and $0, respectively)	363,659,680	—
Offering costs payable	1,819,892	—
Interest payable	4,835,339	815,402
Payable for investments purchased	119,165,882	14,814,984
Unrealized depreciation on forward currency exchange contracts	—	3,504,814
Base management fee payable	2,950,412	1,244,033
Incentive fee payable	3,300,398	1,017,919
Accounts payable and accrued expenses	1,280,770	1,143,946
Excise tax payable	—	4,882
Distributions payable	21,107,677	7,742,502
Total Liabilities	789,384,952	481,288,482

Commitments and Contingencies (See Note 11)
Net Assets

Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	$—	$—
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,482,137 and 24,975,812 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	51,482	24,976
Paid in capital in excess of par value	1,034,255,352	503,533,321
Total distributable earnings (loss)	(32,677,687)	3,404,531
Total Net Assets	1,001,629,147	506,962,828
Total Liabilities and Total Net assets	$1,791,014,099	$988,251,310

Net asset value per share	$19.46	$20.30

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

	For the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2018	2017	2016
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$73,049,110	$24,380,362	$868,550
Other income	545,248	128,848	—
Total investment income from non-controlled/non-affiliate investments	73,594,358	24,509,210	868,550
Investment income from controlled affiliate investments:
Interest from investments	313,543	55,308	—
Other income	29	40,616	—
Dividend income	25,386,052	—	—
Total investment income from controlled affiliate investments	25,699,624	95,924	—
Total investment income	99,293,982	24,605,134	868,550
Expenses
Interest and debt financing expenses	$24,011,185	$3,614,734	$27,015
Amortization of deferred offering costs	—	329,995	91,152
Base management fee	17,543,592	5,898,018	356,408
Incentive fee	8,670,069	764,343	253,576
Organizational costs	—	—	797,593
Professional fees	2,638,941	1,776,863	301,997
Directors fees	278,182	275,461	137,732
Other general and administrative expenses	900,969	685,524	162,815
Total expenses before fee waivers	54,042,938	13,344,938	2,128,288
Base management fee waiver	(8,771,796)	(2,949,009)	(178,204)
Incentive fee waiver	(1,907,861)	—	—
Total expenses, net of fee waivers	43,363,281	10,395,929	1,950,084
Net investment income (loss) before taxes	55,930,701	14,209,205	(1,081,534)
Excise tax expense	309	4,882	—
Net investment income (loss) after taxes	55,930,392	14,204,323	(1,081,534)
Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(3,344,720)	54,404	—
Net realized gain (loss) on foreign currency transactions	(489,296)	115,025	—
Net realized loss on forward currency exchange contracts	(2,651,412)	(221,928)	—
Net change in unrealized appreciation on foreign currency translation	109	28,294	—
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	12,826,572	(3,504,814)	—
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(36,334,269)	7,731,746	1,690,509
Net change in unrealized appreciation on controlled affiliate investments	707,818	892,892	—
Total net gains (losses)	(29,285,198)	5,095,619	1,690,509
Net increase in net assets resulting from operations	$26,645,194	$19,299,942	$608,975
Per Common Share Data
Basic and diluted net investment income per common share	$1.45	$0.73	$(0.90)
Basic and diluted increase in net assets resulting from operations per common share	$0.69	$0.99	$0.51
Basic and diluted weighted average common shares outstanding	38,567,001	19,548,037	1,200,974

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through September 30, 2018, BCSF has invested approximately $1,727.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com